SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is effective as of February 29, 2016 (the “Effective Date”) by and between chatAND, Inc., a Nevada corporation (the ‘‘Company”) and ___________________ (the “Option Holder”)

RECITALS

WHEREAS, the Company and the Option Holder are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, as of the date hereof, the Option Holder holds options to purchase __________ shares of the Company’s common stock, par value $0.001 with a per share exercise price of $0.10 (the “Options”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual obligations, undertakings and rights specified herein and for other consideration the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Exchange of the Options. Subject to the terms of this Agreement, the Company and the Option Holder hereby agree that the Options be exchanged in their entirety into ____________ shares of the Company’s common stock, par value $0.001, pursuant to Rule 144(d)(3)(ii) of the Securities Act. Subsequent to the conversion, the Option Holder acknowledges that the Options shall be fully satisfied, cancelled and of no further force and effect.

2. Representations and Warranties of the Option Holder. The Option Holder represents, warrants and agrees with the Company as follows:

(a) Due Execution. This Agreement has been duly executed and delivered by the Option Holder and constitutes a valid and binding obligation of the Option Holder enforceable in accordance with its terms.

(b) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or violation of, be in conflict with, or constitute a default under, any agreement or instrument to which the Option Holder is a party or by which the Option Holder may be affected or is bound.

(c) No Violation and Accredited Investor. The Option Holder is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by the Option Holder and the consummation of the transactions contemplated hereby. Option Holder hereby represents and warrants that the Option Holder is an “accredited investor” as such term if defined by the Securities Act.

3. Miscellaneous.

(a) Notices. All notices or other communications required or permitted by this Agreement or by law to be served on or given to either party to this Agreement by the other party shall be in writing and shall be deemed duly served when personally delivered to the Company at its corporate address or the Option Holder at their address of record on file with the Company’s transfer agent.

(b) Entire Agreement; Modifications; Waiver. This Agreement constitutes the entire agreement between the panics pertaining to the subject matter contained in it, except for any other agreements referenced herein. This Agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this Agreement), representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(c) Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

(d) Assignment. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(f) Disputes. Any dispute or other disagreement arising from or out of this Agreement shall be resolved in state court in New York County, New York. Any such disputes may only be resolved by a bench trial. The interpretation and the enforcement of this Agreement shall be governed by New York law as applied to contracts executed, delivered and to be performed entirely within the State of New York.

(g) Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

(h) Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing patty shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

(i) Execution of the Agreement. The Company and the Option Holder have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and the Option Holder of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and the Option Holder and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein. Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referenced herein, will constitute the valid and binding obligations of Company and will be enforceable in accordance with their respective terms. Delivery may take place via facsimile transmission.

(j) Exclusive Agreement. This Agreement is the only Agreement executed by and between the Option Holder related to the material described herein. There are no additional oral agreements or other understandings related to the matters described herein.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first written above.

chatAND, Inc.

By:	/s/ Victoria Rudman
Victoria Rudman
Chief Financial Officer

By: